DEPOSITARY AGREEMENT

dated as of April 29, 1993

between

DUFF & PHELPS UTILITIES INCOME INC.

and

IBJ SCHRODER BANK & TRUST COMPANY

TABLE OF CONTENTS

            Section                                                                                                                            Page

EXHIBIT A -   List of Defined Terms
EXHIBIT B -   Form of Master CP Note
EXHIBIT C -   Form of Certificated CP Note
EXHIBIT D -   Form of Loan Request (by Depositary)
EXHIBIT E -   Form of Notice of Change in Commitment Amount
EXHIBIT F -   Addresses for Notice

                                                                                    April 29, 1993

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004

DEPOSITARY AGREEMENT

Ladies and Gentlemen:

            We hereby request that you (the "Depositary") act as issuing and paying agent and depositary in connection with the sale from time to time of CP Notes (as hereinafter defined) of Duff & Phelps Utilities Income Inc. (the "Company"), and that you undertake certain obligations, but only such obligations as described in this Agreement, on behalf of the holders from time to time of such CP Notes (the "CP Holders").  In such capacities you shall be governed by the terms and conditions of this Depositary Agreement (hereinafter referred to as "this Agreement") and, whenever the book-entry system of The Depository Trust Company ("DTC") is used for the CP Notes, the Letter of Representations (the "Letter of Representations") from the Company and you that shall be delivered to DTC before the first use of such book-entry system, the Commercial Paper Certificate Agreement between you and DTC (the "Certificate Agreement") and the procedures set forth in the DTC Commercial Paper Issuing/Paying Agency Manual and Rules of DTC, including DTC's Same-Day Funds Settlement System (collectively, the "DTC Rules").  The Letter of Representations, the Certificate Agreement and the DTC Rules are herein collectively called the "DTC Documents".  You shall be required to perform only such duties as are specifically set forth in this Agreement and in the DTC Documents.  No implied duties shall be read into this Agreement against you.  In the event of a conflict between this Agreement and the terms of the DTC Documents, the DTC Documents shall control to the extent (but only to the extent) of such conflict.  Capitalized terms used but not defined herein have the meanings assigned thereto in Exhibit A attached hereto.

            1.  Issuance of the CP Notes.

                        (a)  During the period that this Agreement is in effect, CP Notes of the Company may be issued either in bearer or in registered form, and may be represented either by (i) (A) one of two global securities of the Company, in substantially the form attached hereto as Exhibit B (a "Master CP Note"), evidencing either discount CP Notes or interest-bearing CP Notes and delivered to you as custodian and agent for DTC, and (B) entries in the book-entry system maintained by DTC ("Book-Entry CP Notes") or (ii) a promissory notes of the Company issued in definitive form in substantially the form attached hereto as Exhibit C (a "Certificated CP Note)" delivered to the purchasers thereof.  Certificated CP Notes and Book-Entry CP Notes are herein collectively called "CP Notes".

                        (b)  On the date of execution and delivery of this Agreement, or at such time thereafter as the Company shall use the DTC book-entry system for Book-Entry CP Notes, the Company will deliver to you an executed Master CP Note evidencing the aggregate Face Amount of Book-Entry CP Notes to be issued via DTC's book-entry system, which Master CP Note shall be registered in the name of DTC's nominee and shall be held by you as custodian and agent on DTC's behalf.  During the period that this Agreement is in effect, the Company may also deliver to you from time to time, as Depositary, executed Certificated CP Notes, to be held in safekeeping by you for the account of the Company.

                        (c)  The Master CP Note and Certificated CP Notes will be signed (either manually or by facsimile) on behalf of the Company by an officer of the Company whose name appears on a certificate to be furnished pursuant to the next sentence.  Prior to or concurrently with your execution and delivery of this Agreement, you will be furnished with incumbency certificates with respect to the officers of the Company whose signatures are authorized to appear on the CP Notes, together with specimen signatures of such officers.  Any CP Note bearing the signature of a person authorized to execute the same on the date such signature is affixed thereto shall bind the Company after your completion of such CP Note notwithstanding that such person shall have died or otherwise shall have ceased to hold his or her office on the date such CP Note is countersigned or delivered by you.  Such certificates also shall identify the authorized agents of the Company (including authorized officers and employees of the Placement Agent) (collectively, the "Company Representatives") authorized to give notices and instructions hereunder on behalf of the Company, it being understood that such notices and instructions occasionally may be given by the Placement Agent on the Company's behalf.  From time to time the Company also will furnish you with certificates from the Agent identifying its authorized officers (the "Authorized Agent Officers") referred to below.  Until the Depositary shall receive a subsequent incumbency certificate of the Company, or until a Designated Depositary Person shall have actual knowledge of the lack of authority of any individual, the Depositary may rely on the last such certificate delivered to it.  The Company hereby agrees to provide to the Depositary from time to time upon request, a copy of the Company's current signature book or appropriate certificates of designation, in either case setting forth the names, offices and specimen signatures of the Company Representatives.  The Company further agrees that the Depositary shall be fully protected in giving notices or instructions to, and in relying and acting upon notices, demands, requests and other communications received from, any person reasonably believed by it to be a Company Representative or an Authorized Agent Officer, and that the Depositary shall be entitled to assume, in the absence of prior notice to the contrary received by it from the Company, that any signature purporting to be an authorized signature of the Company on any Certificated CP Note or any receipt for any Certificated CP Note is in fact the valid and authorized signature of a Company Representative.

                        (d)  Upon your receipt of this Agreement, and at such times thereafter that you may choose, you shall deliver to the Company, the Agent and the Placement Agent a certificate certifying the incumbency and specimen signatures of (i) your employees who are authorized to enter issuance instructions in the DTC book-entry system with respect to Book-Entry CP Notes ("Issuance Instructions") and to receipt for, complete, authenticate and deliver Certificated CP Notes on your behalf (each of such employees being herein called a "Signing Depositary Officer"), and (ii) persons who are otherwise authorized to act on your behalf hereunder and to give and receive notices on your behalf (each such person, collectively with the Signing Depositary Officers being herein called a "Designated Depositary Person").  Until the Company shall receive a subsequent incumbency certificate of the Depositary, or until a Company Representative shall have the actual knowledge of the lack of authority of any individual, the Company may rely on the last such certificate delivered to it.  You hereby agree to provide to the Company, the Agent and the Placement Agent, from time to time upon request by any of them, a copy of your current signature book or appropriate certificates of designation, in either case setting forth the names, offices and specimen signatures of the Signing Depositary Officers and Designated Depositary Persons.  You further agree that each of the Company, the Agent and the Placement Agent shall be fully protected in giving notices or instructions to, and in relying and acting upon notices, demands, requests and other communications received from, any person reasonably believed by it to be a Designated Depositary Person, and that each of the Company, the Placement Agent and each CP Holder shall be entitled to assume, in the absence of prior notice to the contrary received by it from you, that any signature purporting to be an authorized signature of the Depositary on any Certificated CP Note or any receipt for any Certificated CP Notes is in fact the valid and authorized signature of a Signing Depositary Officer.

                        (e)  The Certificated CP Notes delivered to you will be incomplete as to face amount or, in the case of interest-bearing CP Notes, the principal amount and interest rate thereon, date of issue and maturity.  They will be numbered consecutively and may bear other appropriate identification.  When any CP Note is delivered to you as the Depositary, you will cause a Signing Depositary Officer to acknowledge receipt thereof by signing and returning a receipt to the Company.

                        (f)  From time to time and at a mutually agreed upon time, a Signing Depositary Officer, in accordance with instructions given by any Company Representative to a Designated Depositary Person (which instructions shall be given prior to 12:30 p.m., New York City time, on the date of issuance of such CP Notes), shall:

            (1)        In the case of Certificated CP Notes,

                        (A)  Withdraw the necessary number of Certificated CP Notes and complete each such Certificated CP Note as to the date of issue, maturity date, the name of the purchaser (unless such Certificated CP Note is in bearer form) and, in the case of discount Certificated CP Notes, the face amount or, in the case of interest bearing
            Certificated CP Notes, the principal amount and the interest rate thereon;

                        (B)  Authenticate each such Certificated CP Note by countersigning the form of authentication inscribed thereon; and

                        (C)  Deliver each such Certificated CP Note to or for the account of the purchaser of such Certificated CP Note designated in such instructions against payment as herein provided; and

            (2)        In the case of Book-Entry CP Notes, enter Issuance Instructions, which instructions should identify, without limitation,

                        (A)  The Face Amount of Book-Entry CP Notes to be issued,

                        (B)  The date of issue and maturity date (which should be a Business Day), and

                        (C)  A delivery order to debit the account of the relevant Placement Agent or of the purchaser of  such CP Notes (or the purchaser's custodian bank) at DTC (as specified by the relevant Placement Agent) with respect to the purchase price of such Book-Entry
            CP Notes against credit to your account with DTC.

            Instructions from a Company Representative to enter Issuance Instructions for Book-Entry CP Notes, or for completion, authentication and delivery by you of Certificated CP Notes (which instructions may be by facsimile transmission or electronic system-to-system link), shall include the following information with respect to each CP Note:  date of issue, maturity date and, in the case of discount CP Notes, the face amount, discount rate and amount of discount from face amount or, in the case of interest bearing CP Notes, the principal amount and the interest rate thereon, and the party to whom delivery of such CP Note is to be made together with such party's address (in the case of Certificated CP Notes) or the payee's settlement bank (in the case of Book-Entry CP Notes), which settlement bank shall be a participant in the DTC book-entry commercial paper program.  You shall incur no liability in acting upon facsimile or electronic system-to-system instructions and approvals given to a Designated Depositary Person which such Designated Depositary Person believes in good faith to have been given by a Company Representative.

                        (g)  You shall not issue any CP Note after the Business Day immediately preceding the Stop Date that is in effect at the time of issuance thereof (provided that you shall have received notice of the Stop Date), and no CP Note shall mature later than (i) 270 days after the date of issuance thereof or (ii) 15 days prior to the Scheduled Commitment Termination Date that to your actual knowledge is in effect at the time of issuance of such CP Note, whichever is earlier, or mature on a day other than a Business Day; provided, however, that, solely in the case of CP Notes issued on the same date as notice is given by the Agent, a Lender or the Company pursuant to Section 8.3 of the Credit Agreement, but prior to receipt of such notice by the Depositary, for purposes of this Section 1(g) the Stop Date shall be deemed to be the day following the giving of such notice rather than the date of the giving of such notice.  No CP Note shall have a Face Amount less than $100,000.

                        (h)  Notwithstanding any instructions from a Company Representative to the contrary, you shall not accept or act on Issuance Instructions with respect to Book-Entry CP Notes or complete, authenticate and deliver any Certificated CP Note if you shall determine (in consultation with the Company, the Agent and the Placement Agent) that, immediately after giving effect to (i) such instructions or the completion, authentication and delivery of and receipt of payment for such CP Note, and (ii) the application of the proceeds of such issuance on such day in accordance with this Agreement:

                        (A)  the aggregate Face Amount of all CP Notes Outstanding that shall mature within any 44-day period would exceed the then Available Commitment (as defined in the Credit Agreement) as certified to you by the Agent;

                        (B)  the aggregate Face Amount of all CP Notes Outstanding would exceed
            $100,000,000;

                        (C)  based on the Company's most recent certification to you, the Discounted
            Value of the Company's Eligible Portfolio Property (using the Discount Factor that results in the lowest Discounted Value) would be less than the product of (1) 5.00 (or
            4.05 if you have received notice from the Agent to the effect that the Required Lenders have agreed to 4.05) and (2) the Company's then outstanding Indebtedness; or

                        (D)  based on the Company's most recent RP Basic Maintenance Report, the
            Discounted Value of the Company's Eligible Portfolio Property would be less than the RP
            Basic Maintenance Amount.

The Company shall use reasonable efforts to cause the Agent to advise a Designated Depositary Person of any extension of the Commitment under the Credit Agreement on or promptly after the date of such extension, and of any change in the Available Commitment on the date of such change.  In addition, if requested by the Depositary prior to any proposed issuance of CP Notes, then, as soon as practicable after receipt of such request, the Company (upon consultation with the Agent) shall advise a Designated Depositary Person of the amount of the Available Commitment.  You shall have no obligation to request such advice, and you shall be fully protected in relying upon the most recently received notice or certification, as the case may be.

                        (i)  If any Designated Depositary Person receives instructions from an Authorized Agent Officer to cease (i) entering Issuance Instructions with respect to Book-Entry CP Notes or (ii) completing, authenticating or delivering Certificated CP Notes, you shall use your best efforts to comply with such instructions immediately, notwithstanding any contrary instructions received by you from any Company Representative or any other Person.  You shall incur no liability to the Company or any other Person in acting upon telephone instructions which a Designated Depositary Person believes in good faith to have been given by an Authorized Agent Officer.  In addition, you shall not incur any liability to the Agent or the Lenders for any CP Notes issued or delivered on the same date that such instructions are given but prior to the receipt of such instructions by a Designated Depositary Person.  If such instructions to cease entering Issuance Instructions or completing, authenticating or delivering CP Notes, as the case may be, are given by telephone, they shall be confirmed within twenty-four (24) hours in writing.  No further Issuance Instructions or completion, authentication or delivery of CP Notes shall be made until such time as an Authorized Agent Officer shall have rescinded such instructions and shall consent to the issuance of CP Notes by a notice in writing to a Designated Depositary Person.  Notwithstanding the provisions of this subsection (i), the giving of instructions pursuant to this subsection (i) shall not have the effect of terminating, reducing or altering in any respect the terms of the Credit Agreement with respect to CP Notes Outstanding at the time.  Nothing in this subsection (i) or elsewhere in this Agreement shall constitute a waiver of any rights which the Agent or the Lenders may have against the Company for issuing CP Notes in contravention of the terms of the Credit Agreement.

                        (j)  Each delivery of Certificated CP Notes shall be subject to the rules of the New York Clearing House in effect at the time of the delivery.  Each delivery of Book-Entry CP Notes shall be subject to the DTC Documents.

                        (k)  In the event you are instructed by a Company Representative to deliver a Certificated CP Note against payment by a purchaser designated in such instructions, or to process Issuance Instructions with respect to Book-Entry CP Notes, the delivery and receipt of payment may not necessarily be completed simultaneously and you are hereby authorized (i) in the case of a Certificated CP Note, to follow the prevailing custom, which is:  to deliver a Certificated CP Note to or for the account of the purchaser thereof, to receive the purchaser's receipt for the delivery, and at a later time, but on the same day, after the purchaser has verified the delivery against the purchase agreement, to receive payment from the purchaser in immediately available funds and (ii) in the case of Book-Entry CP Notes, to receive payment from the purchaser thereof in accordance with the provisions of the DTC Rules.  In such event, you shall have no responsibility or liability for the credit risks involved in your delivery of such CP Note to such purchaser prior to receipt of payment.

                        (l)  Proceeds of the sale of CP Notes shall be distributed pursuant to Sections 2 and 3.

                        (m)  No later than one Business Day after the date on which each CP Note is delivered, you shall send to the Company at its address referred to in Section 6 (i) a copy of such CP Note (in the case of a Certificated CP Note) and (ii) a written statement setting forth the discount rate and the amount of discount from face amount of such CP Note if such CP Note is issued at discount, and the principal amount and interest rate of such CP Note if such CP Note is issued on an interest bearing basis.  You shall promptly forward to the Company the original and all copies of any spoiled, mutilated, or incorrectly completed Certificated CP Note, properly cancelled.

            2.  Payment of the CP Notes.

                        (a)  You shall pay (x) each matured Certificated CP Note in full on presentation by application thereto of funds deposited in the CP Payment Account, and (y) each matured Book-Entry CP Note out of funds held in the CP Payment Account by transferring such funds to your account with DTC in accordance with the DTC Documents, all in accordance with the procedures set forth in this Section 2.  Such funds may include (I) proceeds of sales of CP Notes issued on the maturity date of such CP Note, (II) other funds of the Company deposited in the CP Payment Account for payment of such CP Note (which may include proceeds of a Loan requested by the Company), and (III) proceeds of a Loan requested by the Depositary as provided below.

                        (i)  The Company shall give you notice not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the maturity date of any CP Notes, setting forth:

                                    (A)  the aggregate Face Amount of such maturing CP Notes;

                        (B)  the amount of funds expected to be available for payment of such CP
                        Notes from each of the following sources (in each case, if applicable):

                                                (1)  cash, if any, then on deposit in the CP Payment Account (as theretofore notified by the Depositary),

                                                (2)  cash which is expected to be received as proceeds of sales of new CP Notes to be issued on such maturity date (as determined in consultation with one or more of the Placement Agent) and which is to be deposited in the CP Payment Account on or before such maturity date,

                                                (3)  other cash to be deposited in the CP Payment Account by the
                                    Company on or before 10:00 a.m., New York City time, on such maturity date;

                                    (C)  if, on the basis of the amounts referred to in subclauses (A) and (B)
                        above, the amount of the expected Deficiency, if any, with respect to such maturing CP Notes; and

                                    (D)  if there is expected to be a Deficiency, the amount of the Loan, if any, that may be needed on such maturity date.

                        (ii)  If at 10:00 a.m., New York City time, on the maturity date of any CP Notes there is a Deficiency, you shall request a Loan in an amount equal to the lesser of (x) the
            Deficiency and (y) the Available Commitment (based upon information provided by the
            Agent).

                        (iii)  You shall request each Loan permitted or required hereunder by delivering to the Agent a request in accordance with the Credit Agreement not later than 10:30 a.m.,
            New York City time, on the maturity date of the relevant CP Notes.  Each Loan request shall be substantially in the form attached hereto as Exhibit D, appropriately completed and signed by you.

                        (b)  When you receive Loan proceeds, you shall deposit such proceeds into the CP Payment Account for payment of such CP Notes (and, in the case of Book-Entry CP Notes, you shall then transfer such funds from the CP Payment Account to your account with DTC in accordance with the DTC Documents for payment of such Book-Entry CP Notes), in each case to the extent such proceeds do not exceed the difference between the unpaid Face Amount of the relevant CP Notes and the amount already on deposit in the CP Payment Account.  You shall return any excess Loan proceeds to the Agent for distribution to the Lenders promptly after determining that you have received excess Loan proceeds.

                        (c)  Upon your receipt (and deposit in the CP Proceeds Account) of proceeds of sales of new CP Notes issued on the maturity date of any maturing CP Notes, you shall transfer such funds equal to (x) the aggregate unpaid Face Amount of such maturing CP Notes less (y) the amount of funds then on deposit in the CP Payment Account for payment of such maturing CP Notes (after giving effect to any deposit referred to in the foregoing Section 2(b)) to the CP Payment Account for application to the payment of such maturing CP Notes (and, in the case of Book-Entry CP Notes, you shall then transfer such funds from the CP Payment Account to your account with DTC in accordance with the DTC Documents for payment of such Book‑Entry CP Notes).

                        (d)  Following your transfer of funds to the CP Payment Account, pursuant to subsection (c), provided that all such maturing CP Notes have been paid or that funds for the payment thereof are on deposit in the CP Payment Account or your account at DTC, as applicable, you shall immediately transfer the balance remaining in the CP Proceeds Account, if any, to an account designated in writing by the Company to you unless otherwise instructed by the Company.

                        (e)  Each Certificated CP Note shall be delivered to you at or before the time of payment therefor.  You shall cancel any Certificated CP Note paid by you and send it to the Company.

                        (f)  If any CP Note shall not be presented to you for payment on the maturity date thereof and sufficient funds are then on deposit in the CP Payment Account (or on deposit in your account at DTC) for payment thereof, such CP Note shall be deemed paid and you shall hold such funds as trustee for the benefit of the holder of such CP Note until the earlier of (i) the time when such CP Note is presented for payment and (ii) 5:00 p.m., New York City time, on the fifteenth day following the maturity date of such CP Note (or, if such fifteenth day is not a Business Day, on the next succeeding Business Day).  If at the time set forth in clause (ii) of the preceding sentence any CP Note has not been presented for payment, you shall, unless the Company otherwise directs in writing, return to the Company on the next Business Day the funds on deposit in the CP Payment Account (including any funds transferred therefrom to your account at DTC) for payment thereof.  Upon and after the return of such funds to the Company, such CP Note no longer shall be deemed paid and the holder thereof may require payment directly from the Company, but such holder no longer shall be entitled to payment from funds in the CP Payment Account (or from your account at DTC) and you shall have no responsibility for such payment.

                        (g)  The Company hereby agrees, for the benefit of the holders from time to time of the CP Notes, that no CP Note shall be redeemable or subject to voluntary prepayment prior to maturity.

            3.  Accounts.

                        (a)  CP Proceeds Account.  (i)  You will establish and maintain a trust account in your corporate trust department designated "The Duff & Phelps Utilities Income Inc. CP Proceeds Account" (the "CP Proceeds Account").  You shall deposit in the CP Proceeds Account all proceeds received from the sale of CP Notes.

                        (ii)  On each day that any CP Notes mature, moneys received in the CP Proceeds Account as proceeds of new CP Notes shall be transferred if any such CP Notes remain Outstanding (i.e., such CP Notes have not yet been paid and the amount, if any, on deposit in the CP Payment Account for payment thereof is not sufficient to pay in full the Face Amount thereof), to the CP Payment Account at the time and to the extent provided in Section 2(c).  To the extent that any moneys remain in the CP Proceeds Account on any such day after the above applications, then you shall transfer such moneys to an account designated in writing by the Company unless otherwise instructed by the Company.  You shall not be required to pay any interest on any such funds held on deposit in the CP Proceeds Account.

                        (iii)  You shall have control of and the sole right of withdrawal from the CP Proceeds Account.  However, you hereby waive any right of setoff and any banker's lien or other lien or security interest you otherwise may have with respect to the CP Proceeds Account or any funds from time to time deposited therein.

                        (b)  CP Payment Account.  (i) You shall establish and maintain in your corporate trust department for the benefit of the holders of the CP Notes a special purpose trust account designated "The Duff & Phelps Utilities Income Inc. CP Payment Account" (the "CP Payment Account").  You shall deposit in the CP Payment Account the funds transferred from the CP Proceeds Account in accordance herewith, any other funds transferred to you by the Company for deposit in the CP Payment Account and the proceeds of Loans requested by you.  Except to the extent that you hold CP Notes for your own account or as otherwise provided in this Agreement, you shall have no other interest in the CP Payment Account or any funds from time to time deposited therein, and you hereby waive any right of setoff and any banker's lien or other lien or security interest you otherwise may have with respect thereto.  The Company shall have no legal, equitable or beneficial interest in the CP Payment Account, except for the right to receive funds held in respect of CP Notes not presented for payment as provided in Section 2(f).

                        (ii)  All funds on deposit in the CP Payment Account shall at all times be under your exclusive control and shall be held uninvested by you in trust for the holders of the CP Notes (except as provided in Section 2(f)).  You shall not be required to pay any interest on any such funds held on deposit in the CP Payment Account.  Funds in the CP Payment Account shall be subject to withdrawal only by you and, except as provided in the second sentence of Section 2(f), only for the purpose of effecting payment of the CP Notes as provided in this Agreement, until the CP Notes have been paid in full or until the close of business on the fifteenth day (or if such day is not a Business Day, the next following Business Day) following the maturity date thereof.

            4.  The Credit Agreement.

                        (a)  Concurrently with your execution and delivery of this Agreement, the Company, the Agent and the Lenders shall enter into a Credit Agreement substantially in the form previously delivered to you as the execution version of the Credit Agreement (herein, as it may be amended, supplemented, amended and restated or otherwise modified or replaced from time to time, called the "Credit Agreement").  The Credit Agreement shall permit you, on behalf of the CP Holders, in order to obtain funds for payment of the Face Amount of outstanding CP Notes to the extent there is a Deficiency, to request, in the place of and for the account of the Company, that the Lenders make a Loan in an amount not greater than the amount of the Deficiency.  You shall request Loans for the benefit of the CP Holders as provided in Section 2.

                        (b)  Proceeds of each Loan requested by the Depositary pursuant hereto shall be distributed pursuant to Sections 2 and 3 hereof.

                        (c)  Section 2.8 of the Credit Agreement describes circumstances under which the Commitment Amount thereunder may be decreased at the Company's request. Any such decrease will become effective upon your receipt of a copy of a certificate in the form of Exhibit E to this Agreement, properly completed.

            5.  Indemnity Provisions.

            The Company will indemnify the Depositary and each of its directors, officers, employees and agents (each an "Indemnified Party") for, and hold each Indemnified Party harmless from, any and all liability, loss, damage, costs and expenses of any nature (including reasonable counsel fees and expenses) arising out of or in connection with such Indemnified Party's performance under this Depositary Agreement, except for costs, expenses, fees and liabilities arising out of such Indemnified Party's gross negligence or willful misconduct (or, in the case of the Depositary as the Indemnified Party, the gross negligence or willful misconduct of the Depositary's directors, officers, employees and agents).  The Company agrees that neither you nor any other Indemnified Party shall be liable for any action or omission to act which is taken or made pursuant to this Agreement, except for gross negligence or willful misconduct.  This indemnity includes, but is not limited to, any action taken or omitted in good faith within the scope of this Agreement upon telephone or electronic system-to-system instructions, if authorized herein, received from, or believed by you in good faith to have been given by, any one of the Company Representatives or the Authorized Agent Officers.  You are fully indemnified by the Company for acting in good faith on telephone instructions, even if the telephone instructions conflict with subsequent written confirmation thereof.  The obligations of the Company under this Section 5 shall survive the termination of this Agreement, the payment in full of all CP Notes and your resignation or removal as Depositary hereunder.

            6.  Notices.

            Except where instructions or notices are authorized herein to be given by telephone or electronic system-to-system link, all instructions, notices and other communications to be given hereunder by any party hereto shall be in writing and shall be personally delivered (including delivery by express mail or courier) or sent by certified mail, postage prepaid, or by Telex, or by facsimile, to the intended party at the address or Telex or facsimile number of such party set forth in Exhibit F, or at such other address or Telex or facsimile number as may be designated in writing by such intended party to the party giving such notice.  Whenever this Agreement requires you to give notice to the Agent, you shall also give notice to the Company.  Any such written notice shall be deemed given (i) if personally delivered, when received, (ii) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (iii) if transmitted by Telex, when sent, answerback confirmed, and (iv) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices to the Depositary shall be deemed given only when received.

            7.  Agreement Not to File Petition in Bankruptcy.

            You hereby agree that you will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or State bankruptcy or similar law, for one year and a day after the latest maturing CP Note is paid.  However, nothing contained herein shall prevent you from acting to protect your interests or those of the CP Holders in the event that the Company has instituted such proceedings or that other parties have instituted such proceedings against the Company.  The provisions of this Section 7 shall survive the termination of this Agreement.

            8.  Representations and Warranties.

            (a)  The Company hereby warrants and represents to you that:

                        (i)  the Company has, and at all relevant times has had, all necessary power and authority (A) to execute, deliver and perform this Agreement and the
            Letter of Representations, (B) to issue the CP Notes, and (C) to receive credit as contemplated under the Credit Agreement and this Agreement;

                                    (ii)  all action on the part of the Company which is required (A) for the authorization of the issuance of the CP Notes, (B) for the authorization, execution, delivery and performance of this Agreement and the Letter of Representations, and (C) for the Company to receive credit as contemplated under the Credit
                        Agreement and this Agreement, has been duly and effectively taken;

                                    (iii)  the Company's execution, delivery and performance of this
                        Agreement, the Letter of Representations, and the Credit Agreement, and the
                        Company's issuance of the CP Notes    (A) do not and will not contravene any
                        provision of any law, regulation or rule applicable to the Company and (B) do not and will not conflict with, breach or contravene the provisions of any contract or other instrument binding upon the Company;

                                    (iv)  this Agreement constitutes, and the CP Notes, when executed, delivered and authenticated (or issued through DTC) hereunder or as contemplated hereby for value, will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

                                    (v)  the CP Notes are not required to be registered under the Securities
                        Act.

                        (b)  By its signature hereto, the Depositary hereby represents and warrants to the Company, the Agent, the Lenders and the Placement Agent that it has the corporate power and authority to enter into and perform this Agreement, that it has duly authorized, executed and delivered this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against the Depositary in accordance with its terms.

            9.         Special Covenants of the Company.

                        (a)  The Company hereby agrees, solely for the benefit of the holders from time to time of the CP Notes, that if at any of the Company's Valuation Dates the aggregate Discounted Value of the Company's Eligible Portfolio Property (calculated in the manner as set forth in the Articles Supplementary for comparison with the "RP Basic Maintenance Amount", but using the Discount Factor that results in the lowest Discounted Value) shall be less than the product of (i) 5.00 (or 4.05 if the Depositary has received notice from the Agent to the effect that the Required Lenders have agreed to 4.05) and (ii) the Company's then outstanding Indebtedness, the Company shall either cure such condition within four Business Days or, if such condition is not so cured, shall alter as promptly as is reasonably practicable the composition of its portfolio by selling assets (and holding the proceeds of such sales in cash or Deposit Securities with maturity dates not later than the next maturing CP Notes), and shall refrain from issuing any new CP Notes, until the total amount of the Company's cash and Deposit Securities at least equals the Company's then outstanding Indebtedness.  Thereafter, the Company shall maintain cash and Deposit Security balances at least equal to the Company's outstanding Indebtedness until the aggregate Discounted Value of the Company's Eligible Portfolio Property (calculated in the manner as set forth in the Articles Supplementary for comparison with the "RP Basic Maintenance Amount", but using the Discount Factor that results in the lowest Discounted Value) again exceeds the product of (x) 5.00 (or 4.05 if the Depositary has received notice from the Agent to the effect that the Required Lenders have agreed to 4.05) and (y) the Company's outstanding Indebtedness as at any of the Company's Valuation Dates.

                        (b)  The Company hereby agrees to deliver to each of the Depositary, Moody's and S&P, not later than 5:00 p.m., New York City time, on (i) the second Business Day after each Valuation Date, (ii) the third Business Day before the scheduled initial issuance of CP Notes and (iii) the third Business Day after the initial issuance of CP Notes, a certificate of a Company Representative setting forth, as of such Valuation Date or as of such initial issuance date, as the case may be, the calculations of the type described in the foregoing clause (a) as well as the Available Commitment.  The certificate required pursuant to clause (ii) of the preceding sentence shall be prepared on a pro forma basis giving effect to the initial issuance of CP Notes and using the Discounted Value of the Company's Eligible Portfolio Property as of the immediately preceding Valuation Date.  The certificate required pursuant to clause (iii) of the preceding sentence, by contrast, shall be based on actual data after giving effect to the initial issuance of CP Notes.  The Company further agrees to deliver to each of the Depositary, Moody's and S&P, not later than 5:00 p.m., New York City time, on the third Business Day after each RP Valuation Date, an RP Basic Maintenance Report.  The Depositary shall not be under any obligation to verify the accuracy of any of the certificates or reports delivered pursuant to this clause (b).

                        (c)  The Company hereby agrees to deliver to each of the Depositary, the Agent (for distribution to the Lenders), Moody's and S&P, not later than the tenth Business Day after the date on which the Company delivers the certificate described in the first sentence of the foregoing clause (b) for the last Valuation Date of each March, June, September and December of each year, a written confirmation of the Independent Accountant substantially identical to that required by paragraph 8(a)(iii) of the Articles Supplementary except that such confirmation shall be made with respect to the test described in clause (a) of this Section 9 instead of with respect to the RP Basic Maintenance Amount.  If any confirmation delivered pursuant to this clause (c) shows that an error was made in any calculation made by the Company, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property of the Company was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Company, and the Company shall accordingly amend the relevant certificate promptly following receipt by the Depositary of such confirmation.  The Depositary shall not be under any obligation to verify the accuracy of any confirmation delivered pursuant to this clause (c).

                        (d)  The Company hereby agrees to deliver to the Depositary, not later than the date of the initial issuance of CP Notes, opinions substantially in the forms set forth as Exhibits 5.1.5(i) and 5.1.5(ii) to the Credit Agreement.

            10.  Termination.

            It is understood that either you or the Company may terminate this Agreement and the authority granted herein at any time upon at least fifteen days' written notice; provided, however no such termination shall not become effective until a successor depositary, issuing agent and paying agent have been appointed by the Company and each of such successors shall have accepted its respective appointment.  Each successor depositary, issuing agent and paying agent must have a Moody's long-term debt rating of Baa3 or better at the time of appointment unless Moody's has confirmed in writing prior to such appointment that such appointment will not result in the reduction or withdrawal of Moody's rating of the CP Notes.  Upon any such termination, you shall (i) return to the Company all undelivered CP Notes held by you at the time of such notice and (ii) on the date when all CP Notes Outstanding at the time of such termination have been paid in full or funds have been deposited in the CP Payment Account for such payment, return the Master CP Note to the Company.  All CP Notes validly completed, authenticated and delivered by you as Depositary pursuant hereto prior to the termination of this Agreement, and the authority granted to you hereunder with respect to the payment of such CP Notes (including the authority to request Loans under the Credit Agreement for such payment) shall be valid obligations notwithstanding such termination, and this Agreement shall remain in full force and effect with respect to such CP Notes until the same have been paid in full.

            11.  Amendment.

            This Agreement may be amended, supplemented or otherwise modified only if such amendment, supplement or other modification is in writing and signed by you and the Company and is consented to by the Agent.  No amendment, supplement or other modification hereto shall become effective unless Moody's and S&P shall have confirmed in writing that such effectiveness will not result in a reduction or withdrawal of their respective ratings of the CP Notes.

            12.  Protection of Depositary.

                        (a)  It is understood and agreed by the parties hereto that the provisions of this Agreement relating to the Credit Agreement are intended to provide sources of funds for payment of the CP Notes at their maturity to the extent that funds are not then on deposit in the CP Payment Account for such payment.  Accordingly, the parties hereto specifically acknowledge that in actions taken by you under the Credit Agreement you shall not be acting as an agent of the Company but instead shall be acting in a fiduciary capacity on behalf of the CP Holders.

                        (b)  Your duties are only those expressly stated herein, and no implied duties shall be read into this Agreement against you.  In furtherance and not in limitation of the foregoing, in acting with respect to the Credit Agreement, and generally in acting under this Agreement, you will be required to perform only such duties as are specifically set forth in this Agreement.  Nothing in this Agreement shall require you to advance or expend your own funds for the payment of CP Notes or otherwise.  Neither you nor any of your directors, officers, employees, attorneys or agents shall be liable to the Company, the Agent, any Lender, the Placement Agent or any CP Holder for any action taken or omitted to be taken by you or them under this Agreement except for your or such other person's gross negligence or willful misconduct.

                        (c)  It is understood that you are acting as a fiduciary on behalf of the CP Holders only to the extent that (i) you have the right to request Loans for the payment of CP Notes at maturity, (ii) you maintain the CP Payment Account and (iii) you apply funds received by you as trustee in accordance with this Agreement.  You shall have no other fiduciary duties to the holders of the CP Notes and no implied duties or obligations shall be read into this Agreement against you by the use of the term "fiduciary" or otherwise.

                        (d)  Except as otherwise provided in this Agreement, you may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, in the case of performance by agents or attorneys, you shall remain responsible for such performance as provided herein.

                        (e)  You, in your individual or any other capacity, may become the owner or pledgee of CP Notes with the same rights you would have if you were not acting hereunder.

                        (f)  Until used or applied as herein provided, all moneys received by you hereunder shall be held for the purposes for which they were received but need not be segregated from other funds except to the extent required by law.  You shall be under no liability for interest on any moneys received by you hereunder except such as you may agree with the Company to pay thereon.

                        (g)  You may consult with counsel of your choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by you in accordance with the advice of such counsel.  Further, you may rely and shall be protected in acting upon any request, certificate, opinion of counsel, statement, instrument, report, notice or other paper or document believed by you to be genuine and to have been signed or presented by the proper party or parties in connection with this Agreement.  Except as otherwise expressly provided herein, whenever, in the administration of this Agreement, you shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of a Company Representative or an Authorized Agent Officer, and such certificate shall be full warranty to you for any action taken, suffered or omitted under the provisions of this Agreement upon the faith thereof.

                        (h)  Except as expressly provided in Section 10(b), you make no representation as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to in this Agreement or as to or for the validity or collectibility of any obligation contemplated by this Agreement.

            13.  Successor Depositary.

            Any corporation into which you may be merged or converted, or with which you may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which you shall be a party, or any corporation succeeding to your business, shall succeed to all your rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            14.  Fees and Expenses.

            The Company shall compensate you promptly for your services and your fees for your services hereunder shall be as mutually agreed upon from time to time between the Company and you.  In addition, the Company agrees to reimburse you upon request for out-of-pocket expenses incurred by you.  Such expenses shall include the reasonable compensation and expenses of your agents and counsel.  None of the Agent, the Lenders or the Placement Agent shall have any responsibility or liability for the payment of such fees and expenses.

            15.  Benefit of Agreement.

            This Agreement shall be binding on the Depositary, the Company and their respective successors and assigns, and shall inure to the benefit of the Depositary, the Company, the Agent, the Lenders, the Placement Agent and their respective successors and assigns.  The provisions hereof expressly relating to the rights of the CP Holders and of the Depositary on behalf of the CP Holders shall inure to the benefit of the CP Holders.

            16.  Governing Law.

            This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York.

            17.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

            If the foregoing correctly and fully sets forth our agreement with respect to the matters to which it pertains, please sign and return to us the enclosed copy of this letter, whereupon this letter shall become a binding agreement between us.

                                                                     Very truly yours,

                                                                     DUFF & PHELPS UTILITIES INCOME INC.

                                                                     By /s/ Richard J. Spletzer___________________
                                                                           Name: Richard J. Spletzer
                                                                           Title:  Senior Vice President

Accepted and approved as of
the date first above written.

IBJ SCHRODER BANK & TRUST COMPANY,
    as Depositary

By /s/ Hitoshi Hisano

DEFINITIONS

            "Agent" means the Person from time to time acting as Agent for the Lenders under the Credit Agreement.  The initial Agent shall be Continental Bank N.A.

            "Agreement" is defined in the preamble.

            "Articles Supplementary" has the meaning assigned thereto in the Credit Agreement.

            "Authorized Agent Officers" is defined in Section 1(c).

            "Available Commitment" is defined in Section 1(h)(A).

            "Book-Entry CP Notes" is defined in Section 1(a).

            "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday in which banks are authorized or required to be closed in Chicago, Illinois or New York, New York.

            "Certificate Agreement" is defined in the preamble.

            "Certificated CP Note" is defined in Section 1(a).

            "Commitment" has the meaning assigned thereto in the Credit Agreement.

            "Commitment Amount" has the meaning assigned thereto in the Credit Agreement.

            "Company" is defined in the preamble.

            "Company Representatives" is defined in Section 1(c).

            "CP Holders" is defined in the preamble.

            "CP Notes" is defined in Section 1(a).

            "CP Payment Account" is defined in Section 3(b).

            "CP Proceeds Account" is defined in Section 3(a).

            "Credit Agreement" is defined in Section 4(a).

            "Deficiency" means, with respect to any maturing CP Notes, an amount equal to the excess, if any, of (a) the aggregate unpaid Face Amount of such CP Notes at the time of measurement over (b) the amounts of funds then on deposit in the CP Payment Account.

            "Deposit Security" has the meaning assigned thereto in the Articles Supplementary.

            "Depositary" is defined in the preamble.

            "Designated Depositary Person" is defined in Section 1(d).

            "Discount Factor" has the meaning assigned thereto in the Articles Supplementary.

            "Discounted Value", until the Articles Supplementary are amended in the manner contemplated by Exhibit 1.1 to the Credit Agreement, shall have the meaning assigned thereto in the Company's by-laws as amended as of April 14, 1993, and, after the Articles Supplementary are so amended, shall have the meaning assigned thereto in the Articles Supplementary.

            "DTC Documents" is defined in the preamble.

            "DTC Rules" is defined in the preamble.

            "Eligible Portfolio Property" has the meaning assigned thereto in the Articles Supplementary.

            "Face Amount" means, in the case of any CP Note issued on a discount basis, the face amount stated therein and, in the case of any CP Note issued on an interest-bearing basis, the principal amount stated therein plus the amount of all interest accrued or to accrue on such CP Note prior to its stated maturity date.

            "Indebtedness" has the meaning assigned thereto in the Credit Agreement.

            "Indemnified Party" is defined in Section 5.

            "Independent Accountant" has the meaning assigned thereto in the Articles Supplementary.

            "Issuance Instructions" is defined in Section 1(d).

            "Lenders" means, collectively, the lenders from time to time party to the Credit Agreement.

            "Letter of Representations" is defined in the preamble.

            "Loan" has the meaning assigned thereto in the Credit Agreement.

            "Master CP Note" is defined in Section 1(a).

            "Moody's" means Moody's Investors Service, Inc.

            "Outstanding" means, with respect to CP Notes, all CP Notes issued and authenticated pursuant to this Agreement, less those CP Notes which have been paid in full or for the payment of which funds equal to the Face Amount thereof are on deposit in the CP Payment Account.

            "Placement Agent" means the placement agent for the CP Notes designated from time to time by the Company.  The initial Placement Agent shall be Continental Bank N.A.

            "Required Lenders" has the meaning assigned thereto in the Credit Agreement.

            "RP Basic Maintenance Amount", until the Articles Supplementary are amended in the manner contemplated by Exhibit 1.1 to the Credit Agreement, shall have the meaning assigned thereto in the Company's by-laws as amended as of April 14, 1993, and, after the Articles Supplementary are so amended, shall have the meaning assigned thereto in the Articles Supplementary.

            "RP Basic Maintenance Report", until the Articles Supplementary are amended in the manner contemplated by Exhibit 1.1 to the Credit Agreement, shall have the meaning assigned thereto in the Company's by-laws as amended as of April 14, 1993, and, after the Articles Supplementary are so amended, shall have the meaning assigned thereto in the Articles Supplementary.

            "RP Valuation Date" means a "Valuation Date" as defined in the Articles Supplementary.

            "S&P" means Standard & Poor's Corporation.

            "Scheduled Commitment Termination Date" has the meaning assigned thereto in the Credit Agreement.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Signing Depositary Officer" is defined in Section 1(d).

            "Stop Date" has the meaning assigned thereto in the Credit Agreement.

            "Valuation Date" means (a) so long as any CP Notes are Outstanding, the last Business Day of each calendar week and (b) if no CP Notes are Outstanding, both the fifteenth day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and the last Business Day of each calendar month.

COMMERCIAL PAPER MASTER NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS DESCRIBED BELOW.  BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR (OTHER THAN A NATURAL PERSON), AS DEFINED IN REGULATION D UNDER THE ACT, AND THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION HEREOF AND THAT ANY RESALE OF THIS NOTE WILL BE MADE ONLY (1) THROUGH THE PLACEMENT AGENT SPECIFIED FROM TIME TO TIME BY DUFF & PHELPS UTILITIES INCOME INC. TO AN INSTITUTIONAL INVESTOR APPROVED BY SUCH PLACEMENT AGENT AS AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE ACT, OR (2) DIRECTLY TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION APPROVED BY SUCH PLACEMENT AGENT OR DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MADE PURSUANT TO RULE 144A UNDER THE ACT.

DUFF & PHELPS UTILITIES INCOME INC.

________________________                                                                 New York, New York
(Date of Issuance)

$________________________

Duff & Phelps Utilities Income Inc. (the "Issuer"), a corporation organized and existing under the laws of the State of Maryland, for value received, hereby promises to pay to Cede & Co. or registered assigns on the maturity date of each obligation identified on the records of the Company (which records are maintained by IBJ Schroder Bank & Trust Company (the "Depositary")), the principal amount [and interest thereon at the rate of interest, from and including the dated date,]* for each such obligation.  Payment shall be made by wire transfer to the registered owner from the Depositary without the necessity of presentation and surrender of this Master Note.

      This Master Note shall be governed by, and construed in accordance with, the laws of the State of New York.

______________________

*          Include this language in a separate note on this form in the case of interest-added-at-maturity
                CP Notes.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS

OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of the Issuer.

                                                                     DUFF & PHELPS UTILITIES INCOME INC.

                                                                     By___________________________________
                                                                           Authorized Signature

(Reverse Side of Note)

      At the request of the registered owner, the Issuer promptly shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note.  As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

_________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________

               (Name, Address And Taxpayer Identification Number

_______________ the Master Note and all rights thereunder, hereby of Assignee)

irrevocably constituting and appointing ________________________ Attorney in Fact to transfer said Master Note on the books of the Company with full power of substitution in the premises.

Dated:  _________________________________
                                                                                    Signature

Signature(s) Guaranteed:

                                                            NOTICE:  The signature on this assignment must correspond
                                                         with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

(The following shall appear as a legend)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHER WISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF CERTIFICATED CP NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS DESCRIBED BELOW.  BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR (OTHER THAN A NATURAL PERSON), AS DEFINED IN REGULATION D UNDER THE ACT, AND THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION HEREOF AND THAT ANY RESALE OF THIS NOTE WILL BE MADE ONLY (1) THROUGH THE PLACEMENT AGENT SPECIFIED FROM TIME TO TIME BY DUFF & PHELPS UTILITIES INCOME INC. TO AN INSTITUTIONAL INVESTOR APPROVED BY SUCH PLACEMENT AGENT AS AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE ACT, OR (2) DIRECTLY TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION APPROVED BY SUCH PLACEMENT AGENT OR DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MADE PURSUANT TO RULE 144A UNDER THE ACT.

DUFF & PHELPS UTILITIES INCOME INC.

CP Note

$                                                                                                                                              No.
                                                                                                                          New York, New York
                                                                                                                                                       , 19

      For value received, Duff & Phelps Utilities Income Inc. (the "Company") promises to pay to the order of BEARER the sum of                         Dollars              on                  ,

19   , at the office of IBJ Schroder Bank & Trust Company (the "Depositary") at One State Street, New York, New York 10004.

      This Note has been issued pursuant to the Depositary Agreement dated as of April 29, 1993, as from time to time amended, supplemented or otherwise modified (the "Depositary Agreement"), between the Company and the Depositary.  This Note is entitled to the benefits of a certain Credit Agreement dated as of April 29, 1993, as amended from time to time, among the Company, Continental Bank N.A., as Agent, and the financial institutions from time to time party thereto (the "Lenders").  Such benefits are subject to the limitations on the amount of the Lenders' obligations contained in the Credit Agreement, and are also subject to the requirement that this Note be presented for payment, and that the Depositary requests the Lenders to make loans under the Credit Agreement not later than 5:00 p.m., New York City time, on the fifteenth day following the above stated maturity date or, if such fifteenth day is not a Business Day, on the next succeeding Business Day.  As used herein, the term "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to close in Chicago, Illinois or New York, New York.

      Reference is made to the Credit Agreement and related documents which, as from time to time amended, are on file with the Depositary at its aforesaid office, for a statement of the terms upon which funds may be obtained under the Credit Agreement for payment of this Note.

      This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                        DUFF & PHELPS UTILITIES INCOME INC.

                                                                        By
                                                                               Authorized Signature

Countersigned for authentication
only by IBJ Schroder Bank & Trust Company
as Issuing Agent.

By
       Authorized Signature

This Note is not valid for any purpose unless countersigned by IBJ Schroder Bank & Trust Company as Issuing Agent.

LOAN REQUEST
(by Depositary)

_______________, 19__

To:       Continental Bank N.A., as Agent
            231 South LaSalle Street
            Chicago, Illinois 60697

            Attention:          Ms. Angelina Monarrez
                                       Agency and Investor Services

All terms used herein which are defined in the Depositary Agreement dated as of April 29, 1993, as amended (the "Depositary Agreement"), between Duff & Phelps Utilities Income Inc. and us have the same meanings when used herein.

            1.         We, in trust for the holder or holders of the one or more CP Note or Notes listed on the attached Schedule A (the "Maturing Notes"), in the respective Face
                        Amounts listed on such Schedule A and maturing on the maturity date stated on such Schedule A (the "Maturity Date"), are requesting a Base Rate Loan (as that term is defined in the Credit Agreement) in an amount (the "Loan Amount") equal to $_________.  You should make payment of the Loan Amount to the CP
                        Payment Account on _________, 19__.

            2.         Concurrently herewith, we are transmitting a copy of this Loan Request to the
                        Company by facsimile or hand delivery at the address set forth below our signature hereto.

            3.         Each Maturing Note was authenticated and delivered by us pursuant to authority under the Depositary Agreement.

            4.         The Loan Amount does not exceed either the Deficiency or the Available
                        Commitment as notified to us by the Company on ___________, 19__.

            5.         Upon our receipt of the Loan Amount, we will deposit the same directly to the CP
                        Payment Account and not to any other account maintained by or for the account of the Company and will apply the same solely to the payment of the unpaid Face
                        Amount of the Maturing Notes at maturity or return any excess amount to you.

            6.         When the Maturing Notes have been presented for payment and paid by us, we will cancel such matured CP Notes and send them to the Company.

            7.         The account number of the CP Payment Account is _________.

                                                                                             IBJ SCHRODER BANK & TRUST
                                                                                               COMPANY, as Depositary

                                                                                             By____________________________
                                                                                             Designated Depositary Person

cc:        Duff & Phelps Utilities Income Inc.
            55 East Monroe Street
            Chicago, Illinois 60603

            Attn:  Richard J. Spletzer

LIST OF MATURING NOTES

Serial Number*            Face Amount                Date of Issuance                 Maturity Date

________________________

*          In the case of Certificated CP Notes.

[LETTERHEAD OF AGENT]

______________, 19__

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004
Attention:  Commercial Paper Department

            Re:       Notice of Change in Commitment Amount

Dear Sirs:

            Please refer to the Depositary Agreement dated as of April 29, 1993, as amended (the "Depositary Agreement") among Duff & Phelps Utilities Income Inc. (the "Company") and you, as Depositary.  Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Depositary Agreement.

            The Commitment Amount under the Credit Agreement has been reduced to $____________ in accordance with the Credit Agreement, effective as of the date hereof.

                                                                        Very truly yours,

                                                                        CONTINENTAL BANK N.A., as Agent

                                                                        By:    ______________________________
                                                                        Title:  ______________________________

cc:        Duff & Phelps Utilities Income Inc.
            55 East Monroe Street
            Chicago, Illinois  60603
            Attention:  Richard J. Spletzer

ADDRESSES FOR NOTICE

The Company:	Duff & Phelps Utilities Income Inc. 55 East Monroe Street Chicago, Illinois 60603 Telephone No.: (312) 368-5507 Facsimile No.: (312) 263-3149 Attention: Richard J. Spletzer

The Agent:

Continental Bank N.A., as Agent
231 South LaSalle Street
Chicago, Illinois  60697
Telephone No.:  (312) 828-3879
Telex No.:  25-3412 (ANSWERBACK:
  CONTL BK CGO
Facsimile No.:  (312) 974-9102
Attention:  Agency and Investor Services

The Depositary:	IBJ Schroder Bank & Trust Company One State Street New York, New York 10004 Telephone No.: 212-858-2743 Facsimile No.: 212-858-2858 Attention: Douglas J. Magnolia, Assistant Secretary

Continental Bank N.A., as Placement Agent:

Continental Bank N.A.
Capital Markets Group Operations
File Room/Investigations
231 South LaSalle Street
Chicago, Illinois 60697
Telephone No.:  (312) 828-7264
Facsimile No.:  (312) 987-7293
Attention:  Gary Hosking